Exhibit 99.1

The Kraft Heinz Company Names Steve Cahillane Chief Executive Officer

•	Steve Cahillane will join Kraft Heinz as CEO on January 1, 2026

•	Following the Company’s planned separation into two independent, publicly traded companies, Cahillane will serve as CEO of Global Taste Elevation Co.

•	Carlos Abrams-Rivera will serve as an advisor through March 6, 2026; Board will initiate a CEO search for North American Grocery Co.

•	John T. Cahill will succeed Miguel Patricio as Board Chair as part of the transition

PITTSBURGH & CHICAGO – December 16, 2025 – The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today announced that it has named Steve Cahillane as Chief Executive Officer of the Company, effective January 1, 2026. He will also join the Company’s Board of Directors and serve as CEO of Global Taste Elevation Co. following Kraft Heinz’s planned separation into two independent, publicly traded companies. Carlos Abrams-Rivera will step down January 1 and serve as an advisor to the Company until March 6, 2026, to ensure a seamless leadership transition.

“I am honored to be joining Kraft Heinz as CEO at such a pivotal and exciting time,” said Cahillane. “Like millions of people around the world, I have a deeply personal connection to the Kraft Heinz brands, dating back to my childhood. I’ve devoted my entire career to building brands, and the opportunity to do the same with Kraft Heinz’s iconic portfolio is a dream come true. I’m confident the planned separation will accelerate the Company’s ability to compete and win in today’s environment and unlock the immense opportunity in front of us. I’m looking forward to working with the team to write this exciting next chapter together.”

Cahillane brings a wealth of industry experience to Kraft Heinz, having most recently served as Chairman, President and CEO of Kellanova until its recent acquisition by Mars, Incorporated. During his time at the helm of Kellanova, Cahillane led the company through a period of transformative growth, overseeing the expansion of the company’s iconic global brand portfolio, including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg’s® (International) and other beloved household staples. He also led Kellogg Company through the successful separation of its North American cereal business and the launch of Kellanova, a global snacking powerhouse. Over the course of his thirty-plus-year career, Cahillane has held senior executive roles at The Nature’s Bounty Co., The Coca-Cola Company and AB InBev.

“Steve is uniquely qualified to lead this organization into the future, and we are delighted he will be taking on the role of CEO. His track record and experience in the industry are unparalleled and will be invaluable as we embark on this next chapter,” said Miguel Patricio, Chair of the Board, Kraft Heinz. “On behalf of the Board and everyone at Kraft Heinz, we are incredibly grateful to Carlos for his many contributions to the Company, serving not only as CEO but in other critical leadership roles. Carlos helped transform the Company into a more agile and innovative organization and laid the groundwork for the upcoming separation. We are excited about the road ahead for Kraft Heinz.”

As part of the leadership transition, John T. Cahill, Vice Chair of Kraft Heinz’s Board, who previously served as CEO of Kraft prior to the combination with Heinz, will become Board Chair. Cahill will continue to lead the Board’s Separation Committee, which he has led since its formation earlier this year. Miguel Patricio will continue to serve as a Board Member of Kraft Heinz. The Board will also initiate a global search for a CEO to lead North American Grocery Co.

“I want to express the Board’s deep gratitude to Miguel for stepping in to help prepare the Company and leadership team for the proposed separation. With this transition, he will now be able to focus on his many other commitments, while continuing to serve on the Board of Kraft Heinz,” said John T. Cahill, Vice Chair of the Board, Kraft Heinz. “I look forward to taking on the role of Chair as we usher in an exciting new era for the Company, with Steve Cahillane at the helm.”

About Steve Cahillane

Steve Cahillane served as CEO of Kellanova, previously Kellogg Company, from October 2017 until it was acquired by Mars, Incorporated in December 2025. Prior to Kellogg, in 2014, Cahillane assumed the role of President and Chief Executive Officer at The Nature’s Bounty Co., the largest global pure-play manufacturer, marketer and specialty retailer of health and wellness products. Prior to Nature’s Bounty, Cahillane spent seven years with The Coca-Cola Company, most recently as President of Coca-Cola Americas, the global beverage maker’s largest business with $25 billion in sales. Prior to Coca-Cola, he spent eight years with AB InBev.

Cahillane serves on the Northwestern University Board of Trustees, the Smithsonian National Board, and the Colgate-Palmolive Board of Directors. He holds a Bachelor of Arts degree in Political Science from Northwestern University and a Master of Business Administration degree from Harvard University.

About the Planned Separation

Following a thorough evaluation of potential strategic transactions, Kraft Heinz announced in September of 2025 that it was separating into two standalone companies, Global Taste Elevation Co. and North American Grocery Co. Both companies, which will be named later, will have greater strategic and operational focus to serve customers, delight consumers and accelerate performance. The separation is designed to maximize Kraft Heinz’s capabilities and brands while reducing complexity, allowing both new companies to more effectively deploy resources toward their distinct strategic priorities. The proposed separation is intended to be tax-free for Kraft Heinz and its shareholders. Kraft Heinz currently expects the transaction to close in the second half of 2026. The transaction will follow the satisfaction of customary conditions, including final approval by the Kraft Heinz Board of Directors, receipt of a tax opinion with respect to the tax-free nature of the separation and effectiveness of appropriate filings with the U.S. Securities and Exchange Commission.

ABOUT THE KRAFT HEINZ COMPANY

We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2024 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of eight consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn.

Forward-Looking Statements

This press release contains a number of forward-looking statements as defined under U.S. federal securities laws, including, but not limited to, statements relating to the proposed separation of Kraft Heinz into two companies, including the timing and structure of such separation, the characteristics of the separated businesses and the expected benefits of the separation, future operating and financial performance and long-term strategy. Words such as “aim,” “anticipate,” “aspire,” “believe,” “commit,” “could,” “estimate,” “expect,” “guidance,” “intend,” ”may,” “might,” “outlook,” “plan,” “predict,” “project,” “seek,” “will,” “would,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These statements are based on management’s beliefs, expectations, estimates, and projections at the time they are made and are not guarantees of future performance. There can be no guarantees with respect to whether the proposed separation will be completed on the proposed timetable or at all. Such statements are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control, which could cause actual results to differ materially from those indicated in the forward-looking statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to effect the separation and to meet the conditions related thereto; the ability of the separated companies to each succeed as a standalone publicly traded company; negative effects of the announcement or pendency of the spin-off transaction on the market price of Kraft Heinz’s securities and/or on Kraft Heinz’s financial performance; the possibility that the separation will not be completed within the anticipated time period or at all; the possibility that the separation will not achieve its intended benefits; the possibility of disruption, including disputes, litigation or unanticipated costs in connection with the separation; the impact of the separation on Kraft Heinz’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on Kraft Heinz’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; the ability to achieve anticipated capital structures in connection with the separation, including the future availability of credit and factors that may affect such availability; the ability to achieve anticipated credit ratings in connection with the separation; the ability to achieve anticipated tax treatments in connection with the separation and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws and regulations; the uncertainty of obtaining regulatory approvals in connection with the separation; evolving legal and regulatory regimes; and changes in general economic and/or industry specific conditions; as well as other factors described in the risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Media Contact:

Jayne Rosefield / Dave Carlson

KraftHeinz@brunswickgroup.com

media@kraftheinz.com

Investor Contact:

ir@kraftheinz.com

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